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                                                                Exhibit: 10.42FT



                                   ADDENDUM 1
                               TO PROMISSORY NOTE
           FOR $1 MILLION LOANED TO FUTECH EDUCATIONAL PRODUCTS, INC.
                     BY RODERICK TURNER AND VINCENT W. GOETT
                                ON APRIL 25,1997

April 25, 1997                                                   Phoenix Arizona

This Addendum 1 is made and entered into on the date set forth above, by and between, Roderick Turner and Vincent W. Goett ("Payee") and Futech Educational Products, Inc. ("Promisor"). This Addendum 1 relates to a specific Promissory Note (see Exhibit A) entered into by and between Payee and Promisor on April 25, 1997. The purpose of this Addendum 1 is to arrange for additional security for the Payee in the event specific actions are either voluntarily taken by Promisor or are involuntarily forced upon the Promisor during the period of two years from the date of execution of the Promissory Note.

RECITAL:
--------

      Subject to the terms and conditions of this Addendum 1:

1. As outlined in Exhibit A Promisor and Payee entered into an agreement on April 25, 1997 whereby the Payee would provide a $1 million loan to Promisor for repayment in quarterly installments of interest and payment in full on the due date of April 30, 1998. Promisor also is obligated to issue two million shares of its common stock to Payee or person(s) designated by Payee.

2. Payee desires to reserve the right to convert all shares of common stock either received or promised from Promisor for additional debt in the Promisor in the event of one or more of the following events occurring within the first two years from the execution of the Promissory Note:

    1. Promisor either voluntarily or involuntarily files for bankruptcy or other type of protection from its creditors;

    2. Promisor has one or more judgments or potential judgments served on Promisor totaling $100,000.00 (One hundred thousand dollars U. S.) or more.

3. Promisor desires to provide additional security to Payee in the form of an unrestricted ability to convert any and all equity to be issued to the Payee to debt in the Promisor per Recital 2.

4. Payee and Promisor mutually desire that if the right to convert is exercised by Payee, that all shares will be converted to debt at the value of $0.75 (Seventy-five cents) per share. Interest shall accrue on this debt per the same terms and conditions of the Promissory note.

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NOW, THEREFORE, in consideration of the Addendum 1, covenants, and undertakings contained below, it is mutually agreed as follows:

    1. Promisor agrees to allow the Payee to convert to debt any and all common shares of stock to be issued or that have been issued per the Promissory note at $0.75 per share if any of the events occur per Recital 2 in its entirety.

    2. Payee agrees to notify Promisor of his desire to convert the shares to debt on or before April 25, 1999. This notification must be done in writing, be signed by all parties belonging to Payee and be sent to Promisor's business address of 2999 N. 44th Street, Suite 225, Phoenix, Arizona 85018 unless otherwise notified.

REPRESENTATIONS OF PAYEE
------------------------

Payee represents, warrants and covenants as follows:

    1. Payee is familiar with the business and affairs of Promisor and realizes an investment in the shares involves a high degree of risk.

    2. Payee has been advised that there will be no public market for the shares; it may not be able to readily liquidate its investment, the shares have not been registered or qualified under Federal or State laws governing the issuance of securities; and Promisor has no current intention of registering the shares or reporting under the Act or any comparable or related Federal or State law.

    3. Payee is an accredited investor and acknowledges that its overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and its investment in the shares will not cause such overall commitment to become excessive; that Payee has adequate means of providing for its current needs and personal contingencies, and has no need for liquidity of this investment; that Payee has evaluated the risk of investing in Promisor; that Payee is aware of the financial risks and possible financial hazards of purchasing the shares and it has carefully considered these risks of the investment, including the possibility of a complete loss thereof.

    4. Payee agrees the stock is subject to a Stock Restrictions and Sale Agreement. The shares acquired under this Addendum 1 shall be subject to that Stock Restrictions and Sale Agreement, as it may be amended from time to time.

SURVIVAL
--------

    1. The representations, warranties and covenants contained in the section Representations of Payee shall survive transfer of the shares.

ATTORNEYS' FEES
---------------

    1. The prevailing party in any action to enforce the terms and conditions hereof shall be entitled to recover its reasonable attorneys' fees and court costs.


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CONSTRUCTION
------------

    1. Where the context of this Addendum 1 requires, the singular shall be construed as the plural, and neuter pronouns shall be construed as masculine and feminine pronouns, and vice versa. This Addendum 1 shall be construed according to is fair meaning and neither for nor against any party hereto. This Addendum 1 shall be governed by and construed in accordance with Arizona law.

Dated this the 25th day of the month of April
                                              ------------,
19
  --


Futech Educational Products, Inc. ("Promisor")

/s/ Vincent W. Goett
----------------------
Vincent W. Goett
Chairman an CEO

Vincent W. Goett ("Payee")

/s/ Vincent W. Goett
----------------------
Vincent W. Goett







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EXHIBIT A

                                 PROMISSORY NOTE

$1,000,000.00                                              Date: April  25, 1997

TERMS
-----

For value received, the undersigned FUTECH EDUCATIONAL PRODUCTS, INC. (the "Promisor") promises pay to the order of RODERICK TURNER AND VINCENT W. GOETT (the "Payee"), at 36 Cornwell Beach Road, Sands Point, NY 11050, (or at such other place as the Payee may designate in writing) the sum of $ 1,000,000.00 with interest from April 25, 1997, on the unpaid principal at the rate of 10.00 percent annually.

Unpaid principal after the Due Date shown below shall accrue interest at a rate of 18.00 percent annually until paid.

In addition to the repayment of principal and interest, Promisor also will issue to Payee 2,000,000 shares of Promisor's common stock immediately upon full and final receipt of the $1,000,000.00 from Payee. The shares shall be issued as follows:



Roderick Turner                                  1,000,000 shares

Melissa Turner Goett                             1,000,000 shares


PAYMENT SCHEDULE
----------------

The unpaid principal and accrued interest shall be payable by Promisor in quarterly installments of interest only beginning on April 30, 1997, and continuing until April 30, 1998, (the "Due Date"), at which time the remaining unpaid principal and interest shall be due in full. All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

LATE PAYMENT PENALTIES
----------------------

If any installment is not paid by Promisor when due, the remaining unpaid balance and accrued interest shall become due immediately at the option of the Payee.

PREPAYMENT OPTION
-----------------

The Promisor reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

COSTS TO COLLECT UNPAID BALANCE
-------------------------------

If any payment obligation under this Note is not paid when due, the Promisor promises to pay all costs for collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.


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DEFAULT  EVENTS
---------------

If any of the following events of default occur, this Note and any other obligations of the Promisor to the Payee, shall become due immediately, without demand or notice:

1) the failure of the Promisor to pay the principal and any accrued interest in full on or before the Due Date;

2) the death of the Promisor(s) or Payee(s);

3) the filing of bankruptcy proceedings involving the Promisor as a Debtor,

4) the application for appointment of a receiver for the Promisor;

5) the making of a general assignment for the benefit of the Promisor's creditors;

6) the insolvency of the Promisor; or

7) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit

In addition, the Promisor shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as security for the payment of this Note, or if there is a default in any security agreement which secures this Note.

If any of the above defaults apply to one Promisor, all Promisors shall be deemed in default of this Note regardless of whether all Promisors are directly involved in the default.

SECURITY PLEDGE
---------------

This Note is secured by a pledge of all of Futech's tangible and intangible assets to include, but not be limited to: fixed assets, patent rights and ownership, existing revenue-producing contractual agreements (e.g. Golden Books Family Entertainment, L.L.C.), etc., dated on or before April 12, 1997. The Payee is not required to rely on the above security for the payment of this Note in the case of default, but may proceed directly against the Promisor.

OTHER TERMS AND CONDITIONS,
---------------------------

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or payment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.




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This Note shall be construed in accordance with the laws of the State of
ARIZONA.

Signed this 25 day of April, 1997,at


        Corporate Offices
-----------------------------------
Futech Educational Products, Inc.

By: /s/ Vincent W. Goett
   --------------------------------
Vincent W. Goett
Chairman and CEO